As filed with the Securities and Exchange Commission on April 22, 2021

Registration No. 333-168892

Registration No. 333-182268

Registration No. 333-187393

Registration No. 333-189348

Registration No. 333-194514

Registration No. 333-195924

Registration No. 333-202286

Registration No. 333-209688

Registration No. 333-216387

Registration No. 333-223357

Registration No. 333-225285

Registration No. 333-229884

Registration No. 333-236865

Registration No. 333-238812

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-168892

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-182268

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-187393

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-189348

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-194514

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-195924

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-202286

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-209688

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-216387

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-223357

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-225285

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-229884

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-236865

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-238812

UNDER

THE SECURITIES ACT OF 1933

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2053069
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 DNA Way, MS #24,

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

2010 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN

GENMARK DIAGNOSTICS, INC. NON-PLAN STOCK OPTION AGREEMENT WITH SCOTT MENDEL

GENMARK DIAGNOSTICS, INC. NON-PLAN RESTRICTED STOCK UNITS AGREEMENT WITH SCOTT MENDEL

2020 EQUITY INCENTIVE PLAN

(Full titles of the plans)

Bruce Resnick

Roche Holdings, Inc.

1 DNA Way, MS #24,

South San Francisco, CA 94080

Telephone: (650) 225-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sharon R. Flanagan

John H. Butler

Sidley Austin LLP

555 California Street

San Francisco, California 94104

Telephone: (415) 772-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by GenMark Diagnostics, Inc., a Delaware corporation (the “Company”), remove from registration all shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) registered under the following Registration Statements on Form S-8 filed by the Company (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”) pertaining to the registration of the Shares offered under certain employee benefit and equity plans and agreements.

•	Registration No. 333-168892, which was previously filed with the SEC on August 17, 2010, registering 2,000,000 shares of Common Stock under the 2010 Equity Incentive Award Plan;

•	Registration No. 333-182268, which was previously filed with the SEC on June 21, 2012, registering 966,178 shares of Common Stock under the 2010 Equity Incentive Award Plan;

•	Registration No. 333-187393, which was previously filed with the SEC on March 20, 2013, registering 982,580 shares of Common Stock under the 2010 Equity Incentive Plan;

•	Registration No. 333-189348, which was previously filed with the SEC on June 14, 2013, registering 650,000 shares of Common Stock under the 2013 Employee Stock Purchase Plan;

•	Registration No. 333-194514, which was previously filed with the SEC on March 12, 2014, registering 1,260,872 shares of Common Stock under the 2010 Equity Incentive Plan;

•

Registration No. 333-195924, which was previously filed with the SEC on May 13, 2014, registering 84,002 shares of Common Stock under the GenMark Diagnostics, Inc. Non-Plan Stock Option Agreement with Scott Mendel, and 53,764 shares of Common Stock under the GenMark Diagnostics, Inc. Non-Plan Restricted Stock Units Agreement with Scott Mendel;

•	Registration No. 333-202286, which was previously filed with the SEC on February 25, 2015, registering 1,255,819 shares of Common Stock under the 2010 Equity Incentive Plan;

•	Registration No. 333-209688, which was previously filed with the SEC on February 24, 2016, registering 1,276,545 shares of Common Stock under the 2010 Equity Incentive Plan;

•	Registration No. 333-216387, which was previously filed with the SEC on March 1, 2017, registering 1,396,628 shares of Common Stock under the 2010 Equity Incentive Plan;

•	Registration No. 333-223357, which was previously filed with the SEC on March 1, 2018, registering 1,651,981 shares of Common Stock under the 2010 Equity Incentive Plan;

•	Registration No. 333-225285 which was previously filed with the SEC on May 30, 2018, registering 1,100,000 shares of Common Stock under the Amended and Restated 2013 Employee Stock Purchase Plan;

•	Registration No. 333-229884, which was previously filed with the SEC on February 26, 2019, registering 1,687,188 shares of Common Stock under the 2010 Equity Incentive Plan;

•	Registration No. 333-236865, which was previously filed with the SEC on March 3, 2020, registering 1,807,643 shares of Common Stock under the 2010 Equity Incentive Plan; and

•	Registration No. 333-238812, which was previously filed with the SEC on May 29, 2020, registering 10,112,405 shares of Common Stock under the 2020 Equity Incentive Plan.

On March 12, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Roche Holdings, Inc., a Delaware corporation (“Parent”), and Geronimo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). On April 22, 2021, pursuant to the Merger Agreement, Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. The Company, by filing these post-effective amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all plan interests and any and all securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 22nd day of April, 2021.

No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

GENMARK DIAGNOSTICS, INC.

By:	/s/ Bruce Resnick
Bruce Resnick
Vice President

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